                                                                     Exhibit 3.3

                              FOOD EXTRUSION, INC.

                       RESTRICTED STOCK PURCHASE AGREEMENT


                  THIS AGREEMENT is made and entered into as of May 29, 1997, between Food Extrusion, Inc., a Nevada corporation (the "Company") and Allen J. Simon ("Purchaser"), the holder of a stock option granted to purchaser pursuant to the Stock Option Agreement (as amended) between the Company and Purchaser dated April 18, 1997 and amended on May 29, 1997 (the "Option Agreement").

                                R E C I T A L S:

                  A. Pursuant to the exercise of a stock option granted to Purchaser by the Company in the Option Agreement, Purchaser has elected to purchase 2,000,000 shares of the Company's Common Stock for a total purchase price of $4,000,000.

                  B. As provided in the Option  Agreement,  Purchaser has agreed
to  grant  the  Company  the  option  to  repurchase   such  shares  in  certain
circumstances.

                  NOW, THEREFORE, in consideration of the mutual covenants exchanged, the parties agree as follows:

                       1. Exercise of Option.

                            (a)  Exercise.  Purchaser  hereby agrees to purchase
2,000,000 shares of the Company's Common Stock (the "Shares") pursuant to an exercise of the option granted in the Option Agreement, at an option price of $2.00 per share (the "Option Price").

                            (b) Payment.  Concurrently with the delivery of this
Agreement to the Company,  Purchaser  shall pay the  consideration  set forth in

Section 5 of the Option Agreement for the Shares purchased hereunder and shall deliver any additional documents that may be required by the Option Agreement as a condition to such exercise. In the event Purchaser delivers his Promissory Notes in the form of Exhibit A attached hereto in payment of the purchase price, the following shall apply:

                                 (i) Purchaser shall assign, transfer and pledge
the Shares, or collateral of equivalent value acceptable to the Company, to the Company as security for payment of the Promissory Note in accordance with the provisions of a Security Agreement in the form of Exhibit B attached hereto.

                                 (ii) In the  event  Purchaser's  employment  is
terminated for any reason whatsoever, including death, the Company shall have the right upon thirty (30) days prior written notice to Purchaser, or his legal representative or successor, to accelerate the full payment of the Promissory Note, in which event such payment shall be due and payable to the Company after thirty (30) days from the date of said notice, unless Purchaser is in default under the Promissory Note or Security Agreement on the date such notice is sent, in which case the provisions regarding acceleration of the Promissory Note contained in Section 6 of the Security Agreement shall apply.

                       2. Repurchase Option.

                            (a) Shares Subject to Repurchase.  Purchaser  hereby
grants to the Company the option (the "Repurchase Option") to repurchase all or part of the 2,000,000 Shares that have not become vested under the Option Agreement at the Option Price, plus any accrued unpaid interest under the Promissory Note if Purchaser delivers an unconditional Promissory Note for payment of the purchase price, subject to adjustment pursuant to Section 3, upon the occurrences set forth in subsection (c), but only to the extent such Shares have not been released from the Repurchase Option as provided in subsection (b).

                            (b)  Release  Dates.  One-third  of the  Shares  (or
666,667) shall be released from the Repurchase Option upon execution of this Agreement. Thereafter, an additional one-third of the Shares (or 666,667) shares shall be released from the Repurchase Option on the last day of the first anniversary of Purchaser's employment with the Company. Thereafter, the remaining one-third of the Shares (or 666,666 shares) shall be released from the Repurchase Option at the end of the next successive twelve (12) month period. Notwithstanding the foregoing, the Shares shall immediately be released from the

Repurchase Option upon the occurrence of certain events as described in Section 2(b) of the Option Agreement. Shares subject to the Repurchase Option are referred to herein as "Unvested Shares," and Shares which have been released from the Repurchase Option are referred to herein as "Vested Shares."

                            (c) Occurrences Permitting Exercise. The Company may
exercise the Repurchase Option if during the term of this Agreement any one of the following events (an "Offering Event") takes place: (i) Purchaser shall cease to be employed by the Company (including a parent or subsidiary of the Company) on a full-time basis for any reason, or no reason, with or without cause, including involuntary termination, death or disability; or (ii) any event occurs which causes the involuntary transfer to creditors or to any other person or entity of all or any part of the Shares still subject to the Repurchase Option at the time of such transfer.

                            (d)  Exercise  of   Repurchase   Option.   Upon  the
occurrence of an Offering Event, the Company may exercise the Repurchase Option by delivering personally, or by registered or certified mail, to Purchaser (or his permitted transferee or legal representative, as the case may be), within ninety (90) days after the date of the Offering Event, a notice in writing indicating the Company's election to exercise its Repurchase Option and the number of Shares to be purchased by the Company or the Company's designee, who shall be identified in such notice, and setting forth a date for closing not later than thirty (30) days from the date of giving such notice.

                            (e) Closing for  Repurchase  of Shares.  The closing
for the repurchase of the Shares pursuant to the exercise of the Repurchase Option shall take place at the Company's principal offices. At the closing, the holder of the certificate(s) representing the Shares being transferred shall deliver said certificate or certificates evidencing the Shares to the Company, duly endorsed for transfer, and the Company (or its designee) shall tender payment of the purchase price for the Shares being purchased. The purchase price shall be payable in full in cash, or by check, provided that the Company may elect to offset against and deduct from any payment of the purchase price any indebtedness then owed by Purchaser to the Company.

                       3. Adjustments. If, from time to time during the term of this Agreement: (i) there is any stock dividend, distribution or dividend of cash or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Company; or (iii) the Shares are converted into any other class of securities by capital reorganization or recapitalization; then in such event, any and all new, substituted or additional securities, cash, or other property to which Purchaser is entitled by reason of his ownership of the Shares, as to that portion allocable to Purchaser's ownership of Unvested Shares, shall be immediately subject to the Repurchase Option and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the Repurchase Option and the other terms of this Agreement. While the total Option Price shall remain the same after any such event, the Option Price per share shall be appropriately adjusted.

                       4. Assignment of Rights. The Company may assign its rights under Sections 2 and 3 hereof, to one or more persons or entities, who shall have the right to so exercise such rights in his or its own name and for his or its own account. If any such transfer of the Shares requires the consent of any agency pursuant to the securities laws of any state, the time periods specified herein shall be extended for such period as the necessary request for consent to transfer is pending before such agency. All parties agree to cooperate in making such request for transfer, and no transfer shall be executed without such consent if required by law.

                       5. Termination of Restrictions.

                            (a) Release of Shares from  Repurchase  Option.  The
number of Shares subject to the  Repurchase  Option will decline as set forth in
Section 2(b), and the Repurchase Option shall terminate following the expiration of the notice period specified in Section 2(d). The Company shall, within ten
(10) days following Purchaser's written request to the Secretary of the Company, which may be made once in a twelve-month calendar period, release and deliver to Purchaser a certificate representing that number of shares which is no longer subject to the Repurchase Option, or such lesser number of shares as purchaser may have specified in such request. The Company shall cause new certificates to be issued as necessary to effectuate the release and delivery of such shares to Purchaser.

                       6. Legends.

                            (a) Endorsement on  Certificates.  The  certificates
representing the Shares subject to this Agreement shall be endorsed with a legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH MAY BE OBTAINED UNDER WRITTEN REQUEST TO THE SECRETARY OF THE
                  COMPANY. THE AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS."

                            (b)  Termination of All  Restrictions.  In the event
the restrictions imposed by this Agreement shall be terminated as herein provided, a new certificate or certificates representing the Shares shall be issued, on request, without the legend referred to in Section 6(a).

                            (c) Securities Law Legends.  Any transfer or sale of
the Shares is further subject to all restrictions on transfer imposed by state or Federal securities laws. Accordingly, it is understood and agreed that the certificates representing the Shares shall bear any legends required by such state or Federal securities laws.

                  7.   Dissolution of Marriage.

                            (a)  Purchase of Shares from Former  Spouse.  In the
event of the dissolution of Purchaser's marriage, Purchaser shall have the right and option to purchase from his or her spouse all of the Shares (i) awarded to the spouse pursuant to a decree of dissolution of marriage or any other order by any court of competent jurisdiction and/or any property settlement agreement (whether or not incorporated by reference in any such decree), or (ii) gifted to the spouse by Purchaser prior to the dissolution, at the fair market value of said Shares as determined by the Company's Board of Directors, upon the terms set forth below. If either Purchaser or Purchaser's spouse disputes the fair market valuation of the Shares determined by the Board of Directors, such fair market value shall be determined by arbitration in accordance with the rules of the American Arbitration Association. Purchaser shall exercise his or her right, if at all, within thirty (30) days following the entry of any such decree or property settlement agreement by delivery to Purchaser's former spouse of written notice of exercise, specifying the number of Shares Purchaser elects to Purchase. The purchase price for the Shares shall be paid by delivery of a promissory note for the purchase price bearing interest at the rate of ten percent (10%) per annum payable in four (4) equal annual installments of principal and interest, commencing on the anniversary date of the exercise of the option, provided, however, that if, subsequent to the date any or all of the Shares is awarded to Purchaser's former spouse as provided above, the Company exercises its Repurchase Option with respect to any or all of the Shares so awarded, the amount remaining due under such promissory note shall be reduced by the difference between the fair market value of such Shares determined as set forth above and the amount received by Purchaser for such Shares upon exercise by the Company of the Repurchase Option.

                            (b)  Transfer  of  Rights to  Company.  In the event
Purchaser does not exercise his or her right to purchase all of the Shares awarded to Purchaser's former spouse, Purchaser shall provide written notice to the Company of the number of Shares available for purchase within thirty (30) days of the entry of the decree or property settlement agreement. The Company shall then have the right to purchase any of the Shares not acquired by the Purchaser directly from Purchaser's former spouse in the manner provided in Sections 3(b)-3(e) above at the same price and on the same terms that were available to Purchaser.

                  8. Consent of Spouse. If Purchaser is married on the date of this Agreement, Purchaser's spouse shall execute a Consent of Spouse in the form of Exhibit C hereto, effective on the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties. If
Purchaser should marry or remarry subsequent to the date of this Agreement, Purchaser shall within thirty (30) days thereafter obtain his or her new spouse's acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing a Consent of Spouse in the form of Exhibit C.

                  9.   Compliance With Income Tax Laws.

                            (a)  Withholding  Tax.   Purchaser   authorizes  the
Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the purchase of the Shares. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the purchase of the Shares, Purchaser agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Purchaser is an employee of the Company at that time. Purchaser agrees to notify the Company of any sale or other disposition (within the meaning of Section 421(b) of the Internal Revenue Code of 1986, as amended (the "Code") by Purchaser of any of the Shares within one (1) year of the date hereof or within two (2) years from the date of grant of any incentive stock option by the Company pursuant to the exercise of which such Shares were acquired hereunder.

                            (b)  Interest  on  Notes.  In  the  event  that  any
Promissory Note issued by the Purchaser under this Agreement is subject to the provisions of Section 1274 of the Code, and would have original issue discount subject to Section 1272 of the Code, the Company and the Purchaser agree to make and file a timely election under Section 1274(c) of the Code and regulations thereunder to account for all of the interest on such Note on the cash receipts and disbursements method for Federal income tax purposes.

                  10.  Purchaser's  Representations.   In  connection  with  the
purchase of the Shares, Purchaser hereby represents and warrants to the Company as follows:

                            (a)   Investment   Intent;   Capacity   to   Protect
Interests. Purchaser is purchasing the Shares solely for his or her own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for Purchaser's account only, and neither in whole or in part for any other person. Purchaser either (i) has a pre-existing business or personal relationship with the Company or any of its officers, directors or controlling persons, or (ii) by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

                            (b) Information  Concerning  Company.  Purchaser has
heretofore discussed the Company and its plans, operations and financial condition with the Company's officers and has heretofore received all such information as Purchaser has deemed necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares, and Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

                            (c)  Economic  Risk.  Purchaser  realizes  that  the
purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and Purchaser is able, without impairing his or her financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on Purchaser's investment.

                            (d) Restricted Securities. Purchaser understands and
acknowledges that:

                                 (i)  the  sale  of  the  Shares  has  not  been
registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available;

                                 (ii) the  share  certificate  representing  the
Shares will be stamped with the legends specified in Section 6 hereof; and

                                 (iii) the  Company  will make a notation in its
records of the aforementioned restrictions on transfer and legends.

                            (e)   Disposition   under   Rule   144.    Purchaser
understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that unless the Shares have been issued pursuant to Rule 701 promulgated under the Act the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Shares (AND THAT PAYMENT BY A NOTE IS NOT DEEMED PAYMENT UNLESS IT IS SECURED BY ASSETS OTHER THAN THE SHARES), and even then will not be available unless: (i) a public trading market then exists for the Common Stock of the Company; (ii) adequate information concerning the Company is then available to the public; and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

                            (f) Further  Limitations on Disposition.  Without in
any way limiting his representations set forth above, Purchaser further agrees that he shall in no event make any disposition of all or any portion of the Shares unless and until:

                            (i)  (A)  There  is then in  effect  a  Registration
Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or, (B)(1) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel to the effect that such disposition will not require registration of such shares under the Act, and (3) such opinion of Purchaser's counsel shall have been concurred in by counsel for the Company and the Company shall have advised Purchaser of such concurrence, (4) counsel for the Company shall deliver to Purchaser's counsel written notification of such concurrence within five (5) days after Company counsel's receipt of the opinion from Purchaser's counsel; and,

                            (ii) The Shares  proposed to be  transferred  are no
longer subject to the Repurchase Option set forth in Section 2 hereof.

                       11. Escrow. As security for his faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser's Shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees to deliver to and deposit with Bank of San Francisco, (the "Escrow Agent"), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of Shares blank) in the form attached hereto as Exhibit D, together with the certificate or certificates evidencing the Shares; said documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit E attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

                       12. "Market Stand-Off" Agreement. Purchaser hereby agrees that he or she shall not, to the extent reasonably requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Shares during the one hundred eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that: (a) all officers and directors of the Company and all other persons with registration rights enter into similar agreements; and (b) such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred eighty (180)-day period.

                       13. Enforcement. Purchaser agrees that a violation on his or her part of any of the terms of this Agreement (other than those contained in Section 9 above) that is not cured within ten (10) days of the Company's giving notice of such violation to the Purchaser may cause irreparable damage to the Company, the exact amount of which is impossible to ascertain, and for that reason agrees that the Company shall be entitled to exercise its right to effect a repurchase and transfer of the Shares pursuant to Section 2 hereof or to a decree of specific performance of the terms hereof or an injunction restraining further violation, said right to be in addition to any other remedies of said parties.

                       14. Controlling Provisions. To the extent that there may be any conflict between the provisions of this Agreement and the provisions contained in the Company's By-Laws on the transfer or restriction on transfer of Shares, the terms of this Agreement shall be controlling. This Agreement may not be modified except by a writing signed by the party to be bound.

                       15. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

                       16. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, to the proper parties at the appropriate business addresses.

17. Binding Effect. This Agreement shall inure to the benefit of the Company and its successors and assigns and, subject to the restrictions on transfer set forth herein, be binding upon Purchaser, his permitted transferees, heirs, legatees, executors, administrators and legal successors, who shall hold the Shares subject to the terms hereof.

                       18. Entire Agreement. This Agreement supersedes all previous written or oral agreements between the parties regarding the subject matter hereof, and constitutes the entire agreement of the parties regarding such subject matter. This Agreement may not be modified or terminated except by a writing executed by all of the parties hereto.

                       19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  20. Governing Law. This Agreement, together with the exhibits hereto, shall be governed by and construed under the laws of the State of California, as such laws are applied to contracts entered into by residents of such state and performed in such state.

                  21. Attorneys' Fees. In the event of litigation brought by either party to enforce the provisions of this Agreement or for damages based upon the breach thereof, the prevailing party shall be entitled to recover his costs and reasonable attorneys' fees, as determined by the court.

                       22. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


FOOD EXTRUSION, INC.                        ALLEN J. SIMON


By: /s/Daniel McPeak                        By: /s/Allen Simon
   -----------------                            ---------------
Title: Chairman of the Board                Address:
                                            3030 Washington St.
                                            San Francisco, CA 94115

                                    EXHIBIT C
                                CONSENT OF SPOUSE

                  I,   Kay Simon    , spouse of Allen J. Simon,
acknowledge that I have read the Restricted Stock Purchase Agreement dated as of May 29, 1997 to which this Consent is attached as Exhibit C (the "Agreement") and that I know its contents. I am aware that by its provisions (a) my spouse and Food Extrusion, Inc. (the "Company") have the option to purchase all the Shares of the Company of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation, (b) the Company has the option to purchase certain Shares of the Company which my spouse owns pursuant to the Agreement including any interest I might have therein, upon termination of his employment under circumstances set forth in the Agreement, and (c) certain other restrictions are imposed upon the sale or other disposition of the Shares.

                  I hereby agree that my interest, if any, in the Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Shares shall be similarly bound by the Agreement.

                  I agree to the sale and purchase described in Section 7 of the Agreement and I hereby consent to the sale of the Shares by my spouse or his legal representative in accordance with the provisions of the Agreement.
Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Shares by an outright bequest of said shares to my spouse, then my spouse and the Company shall have the same rights against my legal representative to purchase any interest of mine in the Shares as they would have had pursuant to Section 7 of the Agreement if I had acquired the Shares pursuant to a court decree in domestic litigation.

                  I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

                  Dated as of the  28th     of  June        , 1997.

                                                                   /s/ Kay Simon
                                                                   -------------

                                    EXHIBIT D
                      ASSIGNMENT SEPARATE FROM CERTIFICATE


                  FOR VALUE RECEIVED,  Allen J. Simon hereby sells,  assigns and
transfers unto                                                     (           )
shares of the Common Stock Food Extrusion, Inc., a Nevada corporation, standing in the undersigned's name on the books of said corporation represented by
Certificate  No.                 ,  and do  hereby  irrevocably  constitute  and
appoint                      as the undersigned's agent and  attorney-in-fact to
transfer the said stock on the books of the said corporation with full power of substitution in the premises.



Dated:            , 19                      /s/ Allen Simon
      ------------    --                    ---------------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


                  FOR VALUE RECEIVED,  Allen J. Simon hereby sells,  assigns and
transfers unto                                                     (           )
shares of the Common Stock of Food Extrusion, Inc. a Nevada corporation, standing in the undersigned's name on the books of said corporation represented
by Certificate No.                 ,  and do hereby  irrevocably  constitute and
appoint                       as the undersigned's agent and attorney-in-fact to
transfer the said stock on the books of the said corporation with full power of substitution in the premises.



Dated:            , 19                            /s/ Allen Simon
      ------------    --                          ---------------

                                    EXHIBIT E
                            JOINT ESCROW INSTRUCTIONS

                                                                    May 29, 1997


Bank of San Francisco
550 Montgomery Street
San Francisco, CA  94111


Gentlemen:

                  As Escrow Agent for both Food Extrusion, Inc., a Nevada corporation (the "Company"), and the undersigned purchaser (the "Purchaser") of common stock (the "Shares") of the Company, you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the "Agreement"), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Exhibit E, in accordance with the following instructions:

                  1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") shall elect to exercise the Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of Shares to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

                  2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check or evidence of cancellation of indebtedness of Purchaser to the Company) for the number of Shares being purchased pursuant to the exercise of the Repurchase Option.

                  3.  Purchaser  irrevocably  authorizes  the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated.

Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the Shares are held by you.

                  4. This escrow shall terminate at such time as there are no longer any Shares subject to the Repurchase Option.

                  5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

                  6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

                  7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

                  8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  9. You shall not be liable in any respect on account of any failure to confirm the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

                  10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

                  11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

                  12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company and the Purchaser shall appoint a successor Escrow Agent.

                  13. If you reasonably require other or further instructions in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                  14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or rights of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

                  15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

                   COMPANY:   Food Extrusion, Inc.
                            1241 Hawk's Flight Court
                        El Dorado Hills, California 95762

             PURCHASER:             Allen J. Simon
                          Address: 3030 Washington St.
                                   San Francisco, CA  94115

          ESCROW AGENT:       Bank of San Francisco
                              550 Montgomery Street
                             San Francisco, CA 94111

                  16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

                  17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                                     Very truly yours,

                                                     Food Extrusion, Inc.,
                                                     a Nevada corporation

                                                     By: /s/ Daniel McPeak
                                                        ------------------
                                                     Title: Chairman


                                   PURCHASER:
                                                     /s/  Allen Simon
                                                      ----------------
                                                     Allen J. Simon

                                                     Agreed to and  accepted  as
                                                     of  the  date   set   forth
                                                     above.

                                  ESCROW AGENT:
                                                     Bank of San Francisco
                                                     ----------------------

                                                     By: /s/ Chloe A. Flowers
                                                        ------------------------
                                                        Chloe A. Flowers, Vice
                                                        President and Manager